EXHIBIT 5.1

August 6, 2013

YuMe, Inc.

1204 Middlefield Road

Redwood City, CA 94063

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (“Registration Statement”) to be filed by YuMe, Inc., a Delaware corporation (“Company”), with the Securities and Exchange Commission (“Commission”) on or about August 7, 2013 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 8,658,600 shares of the Company’s common stock (“Stock”), subject to issuance by the Company pursuant to (i) outstanding stock options granted under the Company’s 2004 Stock Option Plan, (ii) awards granted and to be granted under the Company’s 2013 Equity Incentive Plan and (iii) purchase rights to be granted under the Company’s 2013 Employee Stock Purchase Plan.  The plans referred to in clauses (i) through (iii) in the preceding sentence are collectively referred to in this letter as the “Plans.”

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

1.              The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

2.              The Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on September 14, 2010, as amended by the Certificate of Amendment filed on June 7, 2011, the Certificate of Amendment filed on July 12, 2011, the Certificate of Amendment filed on October 21, 2011, the Certificate of Amendment filed on March 12, 2012, the Certificate of Amendment filed on August 27, 2012, the Certificate of Amendment filed on December 28, 2012, the Certificate of Amendment filed on July 19, 2013, and the Certificate of Amendment filed on July 24, 2013, each as certified on August 5, 2013 (collectively, “Restated Certificate”) and the form of Restated Certificate of Incorporation that the Company intends to file with the Delaware Secretary of State and that will be effective upon the consummation of the sale of the Stock (“Post-Effective Restated Certificate”).

YuMe, Inc.

August 6, 2013

3.              The Company’s Bylaws, certified by the Company’s Secretary on October 28, 2011 (“Bylaws”) and the Amended and Restated Bylaws that the Company has adopted in connection with, and that will be effective upon, the consummation of the sale of the Stock (“Post-Effective Bylaws”).

4.              The prospectuses prepared in connection with the Registration Statement (each, a “Prospectus”).

5.              The preliminary prospectus prepared in connection with the Registration Statement on Form S-1 filed by the Company with the Commission on July 2, 2013, as amended on July 25, 2013, July 26, 2013, and August 2, 2013 (“Form S-1”).

6.              The Plans and related forms of agreements in the forms attached as exhibits 10.2, 10.3 and 10.4 to the Form S-1, pursuant to which the Stock will be issued (such agreements, “Plan Agreements”).

7.              All minutes of meetings and actions by written consent of the Company’s Board of Directors (“Board”) and stockholders (“Stockholders”) at which, or pursuant to which (i) the Restated Certificate, the Post-Effective Restated Certificate, the Bylaws and the Post-Effective Bylaws were approved and (ii) the Board and the Stockholders adopted and approved the Plans, the reservation of the Stock for sale and issuance pursuant to the Plans and the filing of the Registration Statement.

8.              The stock records that the Company has provided to us (consisting of a list of stockholders, option and warrant holders with respect to the Company’s capital and of any other rights to purchase or acquire capital stock of the Company that was prepared by the Company and dated August 6, 2013 verifying the number of such issued and outstanding securities and the number and types of shares of the Company’s capital stock issuable upon the exercise, conversion or exchange thereof).

9.              A Certificate of Good Standing issued by the Delaware Secretary of State dated August 5, 2013, together with a verbal bringdown from Delware Secretary of State on August 6, 2013, stating that the Company is in good standing under the laws of the State of Delaware (together, “Certificate of Good Standing”).

10.       An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed and relied upon the accuracy of representations to us by officers of the Company, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents

YuMe, Inc.

August 6, 2013

submitted to us as copies, the legal capacity of all persons or entities executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.

We have also assumed that the certificates representing the Stock, if any, will be, when issued, properly signed by authorized officers or the Company or their agents.  Furthermore, to the extent that the Company issues any uncertificated capital stock, we assume that the issued Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Stock has been surrendered to the Company in accordance with Delaware General Corporation Law Section 158 and that the Company will properly register the transfer of the Stock to the purchasers of such Stock on the Company’s record of uncertificated securities.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and the Delaware General Corporation Law in effect as of the date hereof and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1)                                 The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; and

(2)                                 The 8,658,600 shares of Stock that may be issued and sold by the Company pursuant to the Plans, consisting of (a) outstanding stock options granted under the Company’s 2004 Stock Option Plan, (b) awards granted and to be granted under the Company’s 2013 Equity Incentive Plan and (c) purchase rights to be granted under the Company’s 2013 Employee Stock Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan and applicable Plan Agreements, if any, to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

YuMe, Inc.

August 6, 2013

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.  In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

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YuMe, Inc.

August 6, 2013

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not it would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP